  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

AZURRX BIOPHARMA, INC.
(Name of Registrant as Specified in Its Charter)

___________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

AzurRx BioPharma, Inc.
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
 (646) 699-7855

On January 19, 2021, AzurRx BioPharma, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with a Special Meeting of Stockholders scheduled for February 24, 2021 (the “Special Meeting”). Due to an administrative error, the number of shares of the Company’s common stock outstanding on January 4, 2021, the record date for the Special Meeting, was incorrectly stated in the Proxy Statement as 34,900,382. The correct number of shares of the Company’s common stock outstanding as of January 4, 2021 is 31,250,382, all of which are entitled to vote at the Special Meeting. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY 24, 2021:

This supplement, the Proxy Statement, and our official notice of the Special Meeting of Stockholders are available at www.proxyvote.com and on the website of the SEC at www.sec.gov.